Exhibit 10.5

                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT (this "Agreement") dated as of the 18 day of May, 2001 (the "Effective Date"), is made and entered into by and between Safety Components International, Inc., a Delaware corporation (the "Company"), and John C. Corey ("Employee").

                                   WITNESSETH:

     WHEREAS, the Company and the Employee wish to enter into this new agreement to replace and supercede any and all prior agreements and understandings, including, but not limited to, that contemplated by that certain Motion of Safety Components for Order, Pursuant to 11 U.S.C. ss.ss.105(a) and 363(b)(1), Approving and Authorizing Implementation of Employee Severance Program for Key Executives dated May 24, 2000 filed by the Company with the United States District Court for the District of Delaware in connection with its bankruptcy proceeding in that court pursuant to Chapter 11 of the United States Bankruptcy Code (as permitted thereby); and

     WHEREAS, the Company desires to continue to employ Employee as the Company's President and Chief Executive Officer, and Employee desires to continue to be employed by the Company, each upon the terms set forth in this Agreement;

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

     1. Employment. The Company hereby continues to employ Employee and Employee hereby accepts the continued employment with the Company for the Term (as defined below), in the position and with the duties and responsibilities set forth in Section 3 below, and upon the other terms and subject to the conditions hereinafter stated.

     2. Term. Except as otherwise specifically provided in Section 7 below, the term of Employee's employment under this Agreement (the "Term") shall commence as of the Effective Date, and shall continue until terminated in accordance with, and subject to, the terms and conditions of this Agreement.

     3. Position, Duties, Responsibilities and Services.

          3.1 Position, Duties and Responsibilities. During the Term, Employee shall serve as the Company's President and Chief Executive Officer, and shall be responsible for the duties attendant to such office, which duties will be generally consistent with his position as an executive officer of the Company, and such other managerial duties and responsibilities with the Company, its subsidiaries or divisions as may be assigned by the Board of Directors of the




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     Company  (the  "Board").   Additionally,  the  Company  will  nominate  and
     recommend Employee for election to the Board for each fiscal year during the Term. Employee shall be subject to the supervision and control of the Board and the provisions of the by-laws of the Company. Employee shall be based in Greenville, South Carolina.

          3.2 Services to be Provided. During the Term, Employee shall (i) devote his full working time, attention and energies to the affairs of the Company and its subsidiaries and divisions, (ii) use his best efforts to promote its and their best interests, (iii) faithfully and diligently perform his duties and responsibilities hereunder, and (iv) comply with and be bound by the Company's operational policies, procedures and practices from time to time in effect during the Term. This Agreement shall not be construed as preventing Employee from serving as an outside director of any other company or from investing his assets in such form or manner as will not require a material amount of his time, in each case subject to the confidentiality, non-competition and non-solicitation obligations contained in Sections 8 and 9 below as such obligations are reasonably interpreted by the Board.

     4. Compensation.

          4.1 Base Salary. Employee shall be paid a base salary (the "Base Salary") at an annual rate of three hundred and fifteen thousand dollars ($315,000), payable at such intervals as the other executive officers of the Company are paid, but in any event at least on a monthly basis. The Base Salary shall be subject to increase by the Board, in its sole discretion, upon the recommendations of the Compensation Committee of the Board (the "Committee"), taking into account merit, corporate and individual performance and general business conditions, including changes in the cost of living index.

          4.2 Bonus Compensation.

               (a) MIP Plan; Annual Bonuses. Employee's annual bonus compensation entitlement for each of the fiscal years of the Term generally shall be pursuant to the terms of the Management Incentive Plan of the Company (the "MIP Plan"), or in accordance with a formula or other bonus plan to be established by the Committee in advance of each such fiscal year; provided, however, that with respect only to termination of employment by reason of death, Disability, or termination of employment other than for Cause (as the foregoing are described in Sections 7.1, 7.2, and 7.4), and provided that such termination occurs more than six months after the beginning of the then current fiscal year, then Employee (or his beneficiary under Section 7.1) shall also be entitled to a pro-rated annual bonus based upon the proportion of the fiscal year during which Employee was actively employed, but payable only if and when the annual bonus would have been paid if no termination had occurred.

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

               (b) Special Change of Control Bonus. In addition, in the event a Change of Control (as defined in Section 7 below) occurs:

                     (i)    while  the  Employee  is  still   employed  in  good
                            standing under this Agreement; or

                     (ii) to the extent Employee has surrendered his Class A Options in exchange for stock appreciation rights (provided, that Employee's Option Grant so permits and such surrender occurs during the time period required by the Grant), within twenty-four (24) months following the Employee's termination by
                            Employer other than for Cause or termination by Employee by reasons of a Constructive Termination (each as provided in Section 7.4 below), provided the Change of Control has occurred within such twenty-four (24) month period; or,

                     (iii) in the event that Employee has been terminated by Employer other than for Cause, or in the event of termination by Employee by reason of a Constructive Termination (each as provided in Section 7.4 below), but only to the extent Employee has exercised his Options (provided, that Employee's Option grant so permits);

          then Employee also shall be paid a one-time bonus amount equal to Nine Hundred Sixty One Thousand Four Hundred Dollars ($961,400) at the time the Change of Control is consummated; provided, that subsection (iii) shall apply only to the extent that the Change of Control occurs and is consummated within ten years following the date of Employee's termination of employment at a time when Employee is still alive
          (regardless of whether he is still receiving severance or other payments).

               (c) Provisions Applicable to All Bonus Payments. All issues of interpretation in connection with the calculation of any and all bonus compensation of Employee shall be resolved by the Committee in its reasonable discretion. The Company shall pay the bonus compensation to Employee for each fiscal year of the Term within 30 days following the completion by the Company's certified public accountants of their audit of the Company's financial statements for each such fiscal year (or, in the event of a Special Bonus under Subsection (b), within 60 days of the occurrence of all events necessary to trigger such Special Bonus); or, if the employment of Employee shall have been terminated for any reason prior to such date, in accordance with Section 7 below.



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          4.3 Stock Options.

               (a) Initial Grant; Other Grants In General. The Company hereby agrees to cause the issuance to Employee of stock options ("Stock Options") to purchase 173,200 shares of common stock, $.0l par value, of the Company ("Common Stock") on the date of this Agreement. The foregoing initial grant of Stock Options shall consist of Class A Options to purchase 110,000 shares of Common Stock and Class B Options to purchase 63,200 shares of Common Stock (each as defined in and subject to the Employee's Stock Option Agreement and Grant (the "Grant") and the Company's 2001 Stock Option Plan, as amended in effect from time to time (the "Stock Option Plan"). Additional grants of Stock Options to Employee, if any, shall be considered by the Committee on or before April 1 of each year during the Term, and shall be subject to grant in the sole discretion of the Committee, taking into account merit, corporate and individual performance and general business conditions.

               (b) Class C Grant. In the event that both (i) Employee is still employed in good standing on April 1, 2002 and (ii) a Change of Control (as defined in Section 7.4 below) has not occurred on or before that date, then Employee also shall be awarded additional Class C Stock Options to purchase 36,800 shares of Common Stock, which shall be vested and exercisable in accordance with the Stock Option Plan and Grant. If a Change of Control has occurred prior to April 1, 2002, at a time when Employee is still employed in good standing, then Employee shall be issued (as replacement and in lieu of the above Class C Stock Options), additional Class B Stock Options to purchase 36,800 shares of Common Stock.

               (c) Unless otherwise specifically determined by the Committee, all terms and provisions (including vesting and exercisability) governing Employee's Stock Options (both the foregoing Stock Options and any other options) shall be governed by the Stock Option Plan and the Non-statutory Stock Option Agreement and Grant thereunder between the Company and Employee.

     5. Employment Benefits.

          5.1 Benefit Programs. During the Term, Employee shall be entitled to participate in and receive benefits made available now or hereafter to executive officers of the Company under all benefit programs, arrangements or perquisites of the Company, including, but not limited to, 401(k) plans, hospitalization, surgical, dental and major medical coverage, short-term and long-term disability and life insurance, provided that Employee meets the generally applicable eligibility requirements for participation in such programs and arrangements.

          5.2 Vacation. During the Term, Employee shall be entitled to such vacation with pay during each year of his employment hereunder consistent with the policies of the



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     Company, but in no event less than four (4) weeks in any such calendar year
     (pro-rated as necessary for partial calendar years during the Term); provided, however, that the vacation days taken do not interfere with the operations of the Company. Such vacation may be taken, in Employee's discretion, at such time or times as are not inconsistent with the reasonable business needs of the Company. Employee shall not be entitled to any compensation in lieu of vacation in the event that Employee, for whatever reason, including termination of employment, fails to take such vacation during any year of his employment hereunder. Employee shall also be entitled to all paid holidays given by the Company to its executive officers.

          5.2 Supplemental Medical Insurance. Subject to availability on commercially reasonable terms, during the Term, the Company shall maintain in effect and pay the premiums for a supplemental medical insurance policy (separate from any medical insurance policies referenced in Section 5.1 hereof) providing for reimbursement covering Employee and his eligible dependents (consistent with past practice) under the Company's generally available medical plan for most uncovered expenses up to five thousand dollars ($5,000.00) per diagnosis per year.

          5.3 Car Allowance. During the Term, the Company shall pay Employee, on the first day of each month, a monthly automobile allowance of twelve hundred dollars ($1,200.00) to pay for the costs associated with Employee's local transportation expenses.

          5.4 Country Club Expenses. During the Term, the Company shall reimburse Employee, on the first day of each month, for his country club fees in an amount not to exceed three hundred sixty dollars ($360.00) per month. The Company shall also pay, on behalf of Employee, for country club initiation fees in an amount not to exceed a one-time payment of twenty-five thousand dollars ($25,000).

          5.5 Life Insurance. During the Term, the Company shall reimburse Employee, upon presentation of appropriate vouchers or receipts, for premiums paid by the Employee to maintain in effect a life insurance policy or policies covering Employee, the beneficiary of which shall be designated by Employee; provided, however, that the amounts to be reimbursed by the Company under this section shall not exceed fifteen thousand dollars ($15,000.00) per annum.

          5.6  Taxes.   Employee  shall  be  responsible   for  any  income  tax
     liabilities arising out of the Company's payment or reimbursement of any amounts described in this Section 5.

     6. Expenses. During the Term, the Company shall reimburse Employee upon presentation of appropriate vouchers or receipts and in accordance with the Company's expense reimbursement policies for executive officers, for all reasonable travel and entertainment expenses incurred by Employee in connection with the performance of his duties under this Agreement.


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

     7. Consequences of Termination of Employment.

          7.1 Death. In the event of the death of Employee during the Term, Employee's employment hereunder shall be terminated as of the date of his death, and Employee's designated beneficiary, or, in the absence of such designation, the estate or other legal representative of Employee shall be paid Employee's unpaid Base Salary (but no Bonus Compensation except as specifically provided in Section 4.2(a) with respect to a prorated annual bonus) through the end of the month in which the death occurs. No other benefits shall be payable under this Section 7 due to Employee's termination in the event of death.

          7.2 Disability. In the event that Employee is reasonably determined to be disabled as that term is defined in the Company's long term disability plan in effect from time to time (the "LTD Plan"), the Company shall have the right to terminate Employee's employment under this Agreement by giving Employee ten (10) days' prior written notice. If Employee's employment hereunder is so terminated, Employee shall continue to receive his Base Salary (but no Bonus Compensation except as specifically provided in Section 4.2(a) with respect to a prorated annual bonus) from the date of termination until such time as Employee begins receiving benefits under the LTD Plan. No other benefits shall be payable under this Section 7 due to Employee's termination in the event the Committee reasonably determines that the Company's termination of Employee's employment was due to disability.

          7.3 Termination of Employment by the Company for Cause.

               (a) Nothing herein shall prevent the Company from terminating Employee's employment under this Agreement for Cause. In the event
          Employee is terminated for Cause, Employee shall be paid his unpaid Base Salary (but no Bonus Compensation) through the end of the month in which the termination occurs. The term "Cause", as used herein, shall mean any act, action or series of acts or actions or any omission, omissions, or series of omissions which result in, or which have the effect of resulting in, any of the following: (i) the Employee's commission of fraud, embezzlement or theft in connection with the Employee's duties for the Company or any Subsidiary; (ii) the Employee's commission of a misdemeanor involving moral turpitude or the Employee's commission of a felony; (iii) the wrongful material damage to Company or Subsidiary property by the Employee; (iv) the wrongful disclosure of any secret process or confidential information of the Company or any Subsidiary; (v) the violation of any non-disclosure, non-solicitation or non-competition covenants to which the Employee is subject; (vi) the Employee's intentional or grossly negligent breach of any stated material employment policy of the Company or any Subsidiary; or (vii) the Employee's refusal to follow reasonable directions or instructions of a more senior officer or the Board as to which the Company has notified the Employee in writing and such refusal shall have continued for a period of three (3) business days after actual receipt of such notice.

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               (b)  Termination  of  employment  of  Employee  pursuant  to this
          Section 7.3 shall be made by delivery to Employee of a letter from the Chairman of the Board generally setting forth a description of the conduct which provides the basis for a termination of employment of Employee for Cause.

          7.4 Termination of Employment Other than for Cause.

               (a) Termination. The Employee's employment under this Agreement may be terminated: (i) by the Company (in addition to termination pursuant to Sections 7.1, 7.2 or 7.3 above) at any time and for any reason; or (ii) by the Employee at any time and for any reason.

               (b) Severance and Non-Competition Payments.

                    (1) If this  Agreement is  terminated  by the Company  other than by reason of death or disability or for Cause, or if this Agreement is terminated by Employee by reason of a Constructive Termination (as defined below) and such termination is other than in connection with a Change of Control (as defined below), the Company shall pay Employee a severance and non-competition payment equal to two (2) times the Employee's Base Salary (but no Bonus Compensation) at the time of termination. Such severance and non-competition payment shall be payable in equal monthly installments commencing on the first day of the month following termination and continuing for a total of twenty-four (24) months; provided, that in the event such a termination occurs on or before October 31, 2001, then the foregoing twenty-four (24) month period and the corresponding dollar amount of severance and non-competition payments shall be increased by one month for each full calendar month by which such termination precedes November 1, 2001. In addition, the Company shall provide, at no expense to the Employee for the eighteen (18) month COBRA period, continued health insurance coverage as in effect from time to time for the Employee and, to the extent they continue to be eligible for such coverage under COBRA, his dependents who were covered by the Company's health insurance plan immediately prior to his termination of employment.

                    (2) For  the  purposes  of  this  agreement,  a  "Change  of
               Control" will be deemed to have occurred upon:

                            (i) the acquisition by any one person or a group of associated persons (the "Person") of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the shares of Common Stock then outstanding (the "Outstanding Common Stock") or the voting securities of the Company then outstanding entitled



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                                   to  vote   generally   in  the   election  of
                                   directors    (the     "Outstanding     Voting
                                   Securities"),    if   such   acquisition   of
                                   beneficial  ownership  would  result  in such
                                   Person     beneficially     owning     either
                                   individually or in the aggregate 50.1% or more of the Outstanding Common Stock or 50.1% or more of the combined voting power of the
                                   Outstanding  Voting   Securities;   provided,
                                   however,   that  immediately  prior  to  such
                                   acquisition such Person(s) was not a direct or indirect beneficial owner of 50.1% or more of the Outstanding Common Stock or 50.1% or
                                   more  of  the   combined   voting   power  of
                                   Outstanding Voting Securities, as the case may be; and provided further, however, that if such acquisition is by a person who was a shareholder of the Company as of October 31, 2000, then a Change of Control does not occur
                                   unless   both   this   Subsection   (i)   and
                                   Subsection    (iii)'s    change    in   Board
                                   composition provisions are met; or

                            (ii) approval by the stockholders of the Company of a reorganization, merger, consolidation, substantial liquidation or dissolution of the Company, sale or disposition of all or substantially all of the assets of the Company, or similar corporate transaction (in each case referred to herein as a "Corporate Transaction"); provided, however, in any such case, payment of any benefits, or amounts (cash, stock or otherwise) shall be conditioned upon the actual consummation of such Corporate Transaction; or

                            (iii) a change in the composition of the Board such that the individuals who, immediately prior to the Effective Date, constitute the Board (such Board hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board on or subsequent to the Effective Date whose election, or nomination for election by the
                                   Company's stockholders, was as a result of the retirement, resignation or removal of a Board member in the ordinary course of business and was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of



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                                   either  an  actual  or  threatened   election
                                   contest (as such terms are used in Rule l4a-11 of Regulation 14A under the Securities Exchange Act of 1934 (as amended from time to time), including any successor to such Rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person(s) other than the Board shall not be so considered as a member of the Incumbent Board.

                    (3)  For  purposes  of  this   Agreement,   a  "Constructive
               Termination" shall be deemed to have occurred upon the Employee's voluntary termination of employment within 60 days (or 120 days in the event a Change of Control also has occurred) following the occurrence of any of the following: (a) a change in the
               Employee's duties or responsibilities, or a change in the Employee's reporting relationships, either of which results in or reflects a material diminution of the scope or importance of the Employee's responsibilities; (b) a reduction in the Employee's then current base salary or annual target bonus; (c) a reduction in the level of benefits available or awarded to the Employee under employee and officer benefit plans and programs including, but not limited to, annual and long-term incentive and stock-based plans and programs (other than as part of reductions in such benefit plans or programs affecting similarly situated employees  of the  Company);  (d)  any  failure  of any  acquirer following  a  Change  of  Control  to  agree  to be bound by this
               Agreement, or (e) a relocation of the Employee's primary employment location which is more than 50 miles from his current primary employment location; provided, however, that for Constructive Termination to have been deemed to have occurred, the Employee must give the Company written notice, at least 30 days prior to the date the Employee intends to terminate his employment, providing a description of the events constituting Constructive Termination hereunder and, in the event the Company corrects or cures such events prior to the conclusion of such 30 day period, then Constructive Termination shall not exist hereunder. In the event of a Constructive Termination, except as may specifically be provided to the contrary, Employer shall be treated in the same manner as if he had been terminated by the Company without Cause.

                    (4) If  this  Agreement  is  terminated  by the  Company  in connection with a Change of Control, and: (i) if Employee is not offered a position with similar responsibilities; or (ii)
               Employee is offered and accepts a position with similar responsibilities but is terminated without Cause within twelve
               (12) months after accepting such position, then (in lieu of any other severance payment under this Agreement) the Company shall pay Employee a severance and non-competition payment equal to two
               (2) times the Employee's Base Salary (but no Bonus Compensation) at the time of termination. Such severance and non-competition payment shall be payable in equal monthly installments commencing on the first day of the month following termination and continuing for a total of twenty-four (24) months;



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               provided,  that in the  event  such a  termination  occurs  on or before October 31, 2001, then the foregoing twenty-four month period shall be increased by one month for each full calendar month by which such termination precedes November 1, 2001. Company also, to the extent provided in the Grant, shall permit Employee to exercise his Options (or surrender the Options and
               obtain  instead  stock  appreciation   rights  or  other  defined
               payments). In addition, the Company shall provide, at no expense to the Employee for the eighteen (18) month COBRA period, continued health insurance coverage as in effect from time to time for the Employee and his dependents who were covered by the
               Company's  health   insurance  plan  immediately   prior  to  his
               termination of employment.

                    (5) If Employee terminates his employment voluntarily, other than in the context of a Constructive Termination, Employee shall be paid his unpaid Base Salary (but no Bonus Compensation) through the date on which the voluntary termination occurs.

                    (6) Notwithstanding anything else in this Agreement, the cash component and benefits component of any severance and non-competition payment under this Agreement shall totally cease in the event that Employee engages to any extent in a competitive employment or business as described in Section 9. In addition, the cash component of any severance and non-competition payment also shall be reduced by fifty percent (50%) of any amount of "Severance Period Earnings" (as defined below), whether or not competitive, to the extent such Severance Period Earnings are equal to or less than One Hundred Thousand Dollars ($100,000) in any consecutive twelve (12) month period. In addition, the cash component of any severance and non-competition payment under this Agreement shall no longer be payable to any extent in the event that the Employee receives any amount of Severance Period Earnings in excess of One Hundred Thousand Dollars ($100,000) in any consecutive twelve (12) month period. For purposes of this Agreement, Severance Period Earnings shall mean any amount(s) received as income from a subsequent employer or business during the period such severance or non-competition amount otherwise would be payable. In addition, the health insurance continuation component of any severance and non-competition payment under this Agreement also (except as required by applicable federal or state "COBRA" continuation laws) shall no longer apply in the event that the Employee becomes covered, or becomes eligible to be covered (even if Employee contribution or application is required), by a group health insurance plan of a subsequent employer or business.

     8. Confidential Information, Inventions.

          8.1 The Employee agrees not to use, disclose or make accessible to any other person, firm, partnership, corporation or any other entity any Confidential Information (as defined below) pertaining to the business of the Company or any entity controlling, controlled by or under common control with the Company (each an "Affiliate") except (i) while employed by the Company in the business of and for the benefit of the Company or its Affiliates or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company or its Affiliates, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order the Company or its Affiliates to divulge, disclose or make accessible such information. For purposes of this Agreement, "Confidential Information" shall mean non-public information concerning the Company's financial data, statistical data, strategic business plans, product development (or other proprietary product data), customer and supplier lists, customer and supplier information, pricing data, information relating to governmental relations, discoveries, practices, processes, methods, trade secrets, developments (as defined below) marketing plans and other non-public, proprietary and confidential information of the Company or its Affiliates, that, in any case, is not otherwise generally available to the public and has not been disclosed by the Company, or its Affiliates, as the case may be, to others not subject to confidentiality agreements. In the event the Employee's employment is terminated hereunder for any reason, he immediately shall return to the Company all Confidential Information in his possession.

          8.2 Employee shall make full and prompt disclosure to the Company of all inventions, improvements, ideas, concepts, discoveries, methods, developments, software and works of authorship, whether or not copyrightable, trademarkable or licensable, which are created, made, conceived or reduced to practice by Employee in the course of or in connection with his services with the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments"). All Developments shall be the sole property of the Company, and Employee hereby assigns to the Company, without further compensation, all of his rights, title and interests in and to the Developments and any and all related patents, patent applications, copyrights, copyright applications, trademarks and trade names in the United States and elsewhere.

          8.3 Employee shall assist the Company in obtaining, maintaining and enforcing patent, copyright and other forms of legal protection for intellectual property in any country. Upon the request of the Company, Employee shall sign all applications, assignments, instruments and papers and perform all acts necessary or desired by the Company in order to protect its rights and interests in any Developments.

          8.4 The Employee and the Company agree that this covenant regarding Confidential Information and Developments is a reasonable covenant under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction, such covenant is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. The Employee agrees that any breach of the covenant contained in this
     Section 8 would irreparably injure the Company and/or its Affiliates. Accordingly, the Employee agrees that the Company and/or its Affiliates, in addition to pursuing any other remedies it or they may have in law or in equity, may obtain an injunction against the Employee from any court having jurisdiction over the matter, restraining any further violation of this
     Section 8.

          8.5 The provisions of this Section 8 shall extend for the Term and shall further extend for the greater of (x) the period in which severance and non-competition payments are made pursuant to this Agreement or (y) two years from the date this Agreement is terminated. The provisions of this
     Section 8 shall survive any termination of this Agreement.

     9. Non-Competition, Non-Solicitation.

          9.1 The Employee agrees that during the Non-Competition Period (as defined in Section 9.4 below), without the prior written consent of the
     Company: (a) he shall not, within the Territory (as defined in Section 9.5 below), directly or indirectly, either as principal, manager, agent, consultant, officer, director, greater than two (2%) percent holder of any class or series of equity securities, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in or otherwise be connected with, any entity which is now or at the time, has material operations which are engaged in any business activity competitive (directly or indirectly) with the business of the Company or its Affiliates (currently (i) the manufacture and sale of (x) automotive airbag fabric and cushions, (y) value-added synthetic fabrics used in a variety of niche industrial and commercial applications and (z) metal airbag, industrial and ordinance components and (ii) systems integration and manufacturing for ordnance programs) including, for these purposes, any business in which, at the termination of his employment, there was a bona fide intention on the part of the Company or its Affiliates to engage in the future; and (b) he shall not, within the Territory (as defined in Section 9.5 below), on behalf of any competing entity, directly or indirectly, have any dealings or contact with any suppliers or customers of the Company or its Affiliates.

          9.2 During the Non-Competition Period, Employee agrees that, without the prior written consent of the Company (and other than on behalf of the Company), Employee shall not, on his own behalf or on behalf of any person or entity, directly or indirectly, hire or solicit the employment of any employee who has been employed by the Company or its Affiliates at any time during the six (6) months immediately preceding such date of hiring or solicitation.

          9.3 The Employee and the Company agree that the covenants of non-competition and non-solicitation are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable land to enforce the remainder of these covenants as so amended. The Employee agrees that any breach of the covenants contained in this Section 9 would irreparably injure the Company and/or its Affiliates. Accordingly, the Employee agrees that the Company and/or its Affiliates, in addition to pursuing any other remedies it or they may have in law or in equity, may obtain an injunction against the Employee from any court having jurisdiction over the matter, restraining any further violation of this
     Section 9.

          9.4 The provisions of this Section 9 shall extend for the Term and shall further extend for any period following the date of the termination of Employee's employment for any reason during which the Employee (or his dependents) is receiving severance and/or non-competition payment and/or extended benefits coverage from the Company (herein referred to as the "Non-Competition Period"). The provisions of this Section 9 shall survive any termination of this Agreement.

          9.5 For purposes of this Agreement, "Territory" shall mean:

               (a)  Europe;

               (b)  The United Kingdom;

               (c)  Germany;

               (d)  The Czech Republic;

               (e)  Japan;

               (f)  Mexico;

               (g)  The United States; and

               (h) Any state within the United States in which the Company or its Affiliates does business during the Term.

     10. Compliance with Internal Revenue Codess.280G.

          10.1 All provisions of this Agreement which are contingent upon a change of control and "parachute payments" as defined by Code ss. 280G ("parachute payments") shall in all cases be subject and contingent upon the approval by a separate vote of the persons who owned, immediately before the change in ownership or control which would trigger the application of Code ss. 280G, more than seventy-five (75%) percent of the voting power of all outstanding stock of the Company. Such seventy-five (75%) percent vote shall be made following adequate disclosures to such voting persons of all material facts concerning all such material parachute payments, and such vote shall determine the right of the individual to receive or retain such parachute payment.

          10.2  Notwithstanding  the foregoing,  the provisions of  subparagraph
     10.1 shall not apply in the event that a substantial portion of the assets of the Company consists directly or indirectly of stock in a corporation and any ownership interest in such entity is readily tradable on an established securities market or otherwise. To the extent that it is determined by the Company's independent auditors that Codess.ss.280G and 4999 apply due to this existence of readily tradable stock or interest, then Employee's payments which are deemed to be contingent upon a change of control shall be increased by an amount that the Company's independent auditors determine equals twenty (20%) percent (or any lesser percentage amount equal to the excise tax percentage in Codess.4999 applicable to Employee) of the "excess parachute payment" under Code ss.280G, calculated without taking into account this additional payment. The provisions of this paragraph shall in all events be interpreted so as to comply with Codess.280G(b)(5) and the regulations, proposed regulations and other official guidance thereunder.

     11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), one day after deposit with an overnight courier, or if mailed, five (5) days after the date of deposit in the United States mails, as follows:

          To the Company:

                 Safety Components International, Inc.
                 41 Stevens Street
                 Greenville, South Carolina  29605
                 Telephone:    (864) 240-2700
                 Fax: (864) 240-2701

                 Attention:   Vice President of Human Resources

          To Employee:

                 John C. Corey
                 210 Stonebrook Farm Way
                 Greenville, South Carolina  29615

     12. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements or understandings among the parties related to such matters.

     13. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon Employee. "Successors and assigns" shall mean, in the case of the Company, any successor pursuant to a merger, consolidation, or sale, or other transfer of all or substantially all of the assets or common stock of the Company.

     14. No Assignment. This Agreement shall not be assignable or otherwise transferable by Employee. The Company shall have the right to assign this Agreement to any successor or any Affiliate which agrees to be bound by the terms hereof.

     15. Amendment or Modification: Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is authorized by the Board and is agreed to in writing, signed by Employee and by an officer of the Company thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

     16. Governing Law. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the internal laws of the State of South Carolina, without regard to its conflicts of law rules.

     17. Titles. Titles to the Sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any Section.

     18. Counterparts. This Agreement may be executed in one or more counterparts, which together shall constitute one agreement. It shall not be necessary for each party to sign each counterpart so long as each party has signed at least one counterpart.

     19. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction.

     IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                               SAFETY COMPONENTS INTERNATIONAL, INC.



                               By:
                                  ----------------------------------------------



                               -------------------------------------------------
                               John C. Corey